Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:  That each person whose signature appears below, as a Director of GenCorp Inc., an Ohio corporation (the “Company”), with its principal offices at 2001 Aerojet Road, Rancho Cordova, California, does hereby make, constitute and appoint Kathleen E. Redd and Christopher C. Cambria, or one of them acting alone, his true and lawful attorneys, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to execute and sign a Registration Statement on Form S-8, and all amendments thereto, in connection with the GenCorp Inc. 2013 Employee Stock Purchase Plan, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 27th of March 2013.

/s/ James R. Henderson
James R. Henderson

/s/ Thomas A. Corcoran
Thomas A. Corcoran

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein

/s/ David A. Lorber
David A. Lorber

/s/ James H. Perry
James H. Perry

/s/ Martin Turchin
Martin Turchin

/s/ Merrill A. McPeak
Merrill A. McPeak
/s/ Scott J. Seymour
Scott J. Seymour